UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2013

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 3, 2013, Coinstar issued a press release, which included a brief discussion of financial guidance for the 2012 fourth quarter and full year. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Retirement; Board Resignation

On January 1, 2013, Paul D. Davis notified Coinstar, Inc. (“Coinstar”) that he will retire from his position as Chief Executive Officer of Coinstar and also resign from Coinstar’s Board of Directors (the “Board”), effective as of the end of March 31, 2013.

Chief Executive Officer Appointment; Board Appointment; Chief Financial Officer Resignation; Amended and Restated Employment Agreement

On January 2, 2013, the Board appointed J. Scott Di Valerio, currently Coinstar’s Chief Financial Officer, as Coinstar’s Chief Executive Officer, effective as of April 1, 2013, to succeed Mr. Davis. The Board also appointed Mr. Di Valerio as a member of the Board, effective as of April 1, 2013, to fill the vacancy left by Mr. Davis. Mr. Di Valerio will resign from his position as Chief Financial Officer as of the end of March 31, 2013.

J. Scott Di Valerio, 50, has served as our Chief Financial Officer since March 2, 2010, after having joined Coinstar in January 2010 to work on transition matters prior to his appointment as Chief Financial Officer. Mr. Di Valerio served as president of the Americas for the Lenovo Group Limited (a personal computer and technology products and services company) from December 2007 to January 2009. Previously, he served as corporate vice president, OEM Division for Microsoft Corporation (a software and technology company) from 2005 to 2007, and as its corporate vice president, Finance and Administration and chief accounting officer from 2003 to 2005. In addition, Mr. Di Valerio served as corporate vice president, corporate controllership for The Walt Disney Company (an entertainment company) from 2001 to 2003 and as chief financial officer for Mindwave Software Inc. (a software and technology company) during 2000. He also served in various roles, including as partner, at PricewaterhouseCoopers LLP (and its predecessors) from 1985 to 2000. Mr. Di Valerio is a certified public accountant (inactive).

In his capacity as Coinstar’s Chief Financial Officer, Mr. Di Valerio brings intimate knowledge of Coinstar’s day-to-day operations to our Board. In addition, through his prior executive and management experience, Mr. Di Valerio has a broad understanding of the operational, financial, and strategic issues facing companies such as Coinstar.

On January 2, 2013, Coinstar entered into an offer letter (the “Di Valerio Offer Letter”) and an Amended and Restated Employment Agreement, effective as of April 1, 2013, with Mr. Di Valerio (the “Di Valerio Employment Agreement”). The Di Valerio Offer Letter and the Di Valerio Employment Agreement include the following material terms:

•	The term of the arrangement continues until terminated pursuant to the Di Valerio Employment Agreement.

•	Mr. Di Valerio will be paid an annual base salary of $750,000, effective April 1, 2013, subject to possible increase at the discretion of the Compensation Committee of the Board.

•

Mr. Di Valerio is eligible for cash bonuses consistent with the existing program for executive officers if performance targets applicable to such bonuses are met. Mr. Di Valerio’s bonus opportunity for 2013 will be 100% of base salary.

•

Mr. Di Valerio will receive long-term incentive compensation for 2013 in a combination of stock options (30%), time-based restricted stock awards (20%) and performance-based restricted stock awards (50%), having an aggregate value of $2,000,000. These grants will be made under Coinstar’s 2011 Incentive Plan (the “2011 Plan”) and the respective form of agreement previously approved by the Compensation Committee for awards to the chief executive officer. The Compensation Committee expects to approve these awards at the same time such awards are approved for Coinstar’s other executive officers for purposes of 2013 compensation.

•	Mr. Di Valerio will be entitled to participate in fringe benefit programs as provided from time to time.

•

Upon termination by Coinstar without cause or by Mr. Di Valerio for good reason (as such terms are defined in the Di Valerio Employment Agreement), Mr. Di Valerio will be entitled to (i) a termination payment equal to 12 months annual base salary; (ii) any unpaid annual base salary that has accrued for services already performed as of the date of termination; (iii) a prorated portion of Mr. Di Valerio’s annual bonus for the year; and (iv) an amount equal to 12 times the monthly COBRA premiums in effect on the date of termination for Mr. Di Valerio and, if applicable, his spouse and dependent children.

The foregoing description of the Di Valerio Offer Letter and the Di Valerio Employment Agreement is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

For additional information regarding Mr. Di Valerio, please review the relevant disclosures in Coinstar’s 2012 Proxy Statement, filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2012, which are incorporated herein by reference.

Chief Financial Officer Appointment; Employment Agreement

On January 2, 2013, the Board appointed Galen C. Smith, currently Senior Vice President of Finance at Redbox Automated Retail, LLC, Coinstar’s wholly-owned subsidiary (“Redbox”), as Coinstar’s Chief Financial Officer, effective as of April 1, 2013, to succeed Mr. Di Valerio.

Mr. Smith, age 36, has served as Redbox’s Senior Vice President of Finance since May 2011. From January 2010 to May 2011, Mr. Smith served as Coinstar’s Corporate Vice President, Finance, and Treasurer. From September 2009 to January 2010, Mr. Smith was Coinstar’s Senior Director of Finance and Treasurer, and from June 2009 to August 2009, he served as Coinstar’s Director of Finance. Prior to joining Coinstar, Mr. Smith was an investment banker at Morgan Stanley & Co. (a global financial services firm) in the consumer and retail investment banking group from August 2007 to May 2009.

On January 2, 2013, Mr. Smith entered into an offer letter (the “Smith Offer Letter”) and an Employment Agreement with Coinstar, effective as of April 1, 2013 (the “Smith Employment Agreement”). The Smith Offer Letter and the Smith Employment Agreement include the following material terms:

•	The term of the arrangement continues until terminated pursuant to the Smith Employment Agreement.

•	Mr. Smith will be paid an annual base salary of $400,000, effective April 1, 2013, subject to possible increase at the discretion of the Compensation Committee of the Board.

•

Mr. Smith is eligible for cash bonuses consistent with the existing program for executive officers if performance targets applicable to such bonuses are met. Mr. Smith’s bonus opportunity for 2013 will be 60% of base salary.

•

Mr. Smith will receive long-term incentive compensation for 2013 in a combination of stock options (30%), time-based restricted stock awards (20%) and performance-based restricted stock awards (50%), having an aggregate value of $700,000. These grants will be made under the 2011 Plan and the respective form of agreement previously approved by the Compensation Committee for awards to the chief financial officer. The Compensation Committee expects to approve these awards at the same time such awards are approved for Coinstar’s other executive officers for purposes of 2013 compensation.

•	Mr. Smith will be entitled to participate in fringe benefit programs as provided from time to time.

•

Upon termination without cause (as defined in the Smith Employment Agreement), Mr. Smith will be entitled to (i) a termination payment equal to 12 months annual base salary; (ii) any unpaid annual base salary that has accrued for services already performed as of the date of termination; (iii) a prorated portion of Mr. Smith’s annual bonus for the year; and (iv) an amount equal to 12 times the monthly COBRA premiums in effect on the date of termination for Mr. Smith and, if applicable, his spouse and dependent children.

Mr. Smith also entered into a Change of Control Agreement with Coinstar, dated as of January 2, 2013 (the “Smith Change of Control Agreement”). Pursuant to the terms of the Smith Change of Control Agreement, from the date during the Change of Control Period on which a change of control (as defined in the Smith Change of Control Agreement) occurs and ending two years after such date (the “Employment Period”), Mr. Smith’s authority, duties and responsibilities will be at least reasonably commensurate with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the date of the change of control. During the Employment Period, Mr. Smith will be entitled to continued compensation and benefits at levels comparable to pre-change of control levels and reimbursement for all reasonable employment expenses. The “Change of Control Period” is the period beginning on the date of the Smith Change of Control Agreement and ending on the date two years following notice from Coinstar that this coverage period has terminated.

Mr. Smith will be eligible to receive the following benefits if, during the Employment Period, Coinstar terminates his employment other than for cause (as defined in the Smith Change of Control Agreement) or Mr. Smith terminates his employment for good reason (as defined in the Smith Change of Control Agreement):

•	Any accrued but unpaid base salary;

•	A pro rata portion of Mr. Smith’s annual bonus for the year;

•	Any compensation previously deferred by Mr. Smith (together with any accrued interest or earnings);

•	Any accrued but unpaid vacation pay;

•	An amount as separation pay equal to Mr. Smith’s annual base salary; and

•	Company payment of COBRA premiums under Coinstar’s group health plans for a period of up to 12 months for Mr. Smith and, if applicable, his spouse and dependent children.

The foregoing description of the Smith Offer Letter, the Smith Employment Agreement and the Smith Change of Control Agreement is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing matters relating to the information herein is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On January 3, 2013, Coinstar issued a press release, which included a brief discussion of financial guidance for the 2012 fourth quarter and full year. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this Current Report on Form 8-K include statements regarding management succession matters and financial results, condition and performance. Forward-looking statements are not guarantees of future actions, events, results or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by Coinstar or Redbox or their management, including those beyond Coinstar’s or Redbox’s control. Such risks and uncertainties include, but are not limited to, timing and integration of management changes, changes in strategic and financial objectives, and the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands. For more information on factors that may affect future performance, events, results or actions, please review “Risk Factors” described in Coinstar’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other public filings with the SEC. These forward-looking statements reflect Coinstar’s expectations as of the date hereof. Coinstar undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated January 2, 2013, between Coinstar, Inc. and J. Scott Di Valerio

10.2	Amended and Restated Employment Agreement, entered into on January 2, 2013 and effective as of April 1, 2013, between Coinstar, Inc. and J. Scott Di Valerio

10.3	Offer Letter, dated January 2, 2013, between Coinstar, Inc. and Galen C. Smith

10.4	Employment Agreement, entered into on January 2, 2013 and effective as of April 1, 2013, between Coinstar, Inc. and Galen C. Smith

10.5	Change of Control Agreement, dated as of January, 2, 2013, between Coinstar, Inc. and Galen C. Smith

99.1	Press Release dated January 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: January 3, 2013	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated January 2, 2013, between Coinstar, Inc. and J. Scott Di Valerio

10.2	Amended and Restated Employment Agreement, entered into on January 2, 2013 and effective as of April 1, 2013, between Coinstar, Inc. and J. Scott Di Valerio

10.3	Offer Letter, dated January 2, 2013, between Coinstar, Inc. and Galen C. Smith

10.4	Employment Agreement, entered into on January 2, 2013 and effective as of April 1, 2013, between Coinstar, Inc. and Galen C. Smith

10.5	Change of Control Agreement, dated as of January, 2, 2013, between Coinstar, Inc. and Galen C. Smith

99.1	Press Release dated January 3, 2013

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